SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement (the "Second Amendment") is entered into by and between NAL ACCEPTANCE CORPORATION, a Florida corporation (the "Borrower"), and CONSECO PRIVATE CAPITAL GROUP, INC., an Indiana corporation (the "Lender") as of the 1st day of October, 1997.

                                    Recitals

     A. Borrower and Lender are parties to a Credit Agreement dated June 23, 1997, as amended by that certain First Amendment to Credit Agreement dated August 21, 1997 (as amended, the "Credit Agreement").

     B. Parties desire to extend the Maturity of the Original Loan and Working Capital Loan until April 1, 1998, all as more specifically provided hereinafter.

     C. The terms used in this Second Amendment with their initial letters capitalized and which are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

                                    Amendment

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, and each act done pursuant thereto, the parties hereby agree as follows:

     1. The following definition hereby supersedes and replaces the corresponding definition set forth in Section 1(b) of the Credit Agreement, as follows:

          "Maturity" with respect to the Original Loan and the Working Capital Loan means April 1, 1998.

     2. The Borrower is herewith entering into the First Replacement Promissory Note (Original Loan) and the First Replacement Promissory Note (Working Capital
Loan), in the forms attached hereto as Replacement Exhibit "C" and Replacement Exhibit "C-1", respectively, to evidence the Original Loan and Working Capital Loan with the new Maturity as defined in Section 1 of this Second Amendment, and to supersede and replace such Exhibits to the Credit Agreement.

     3. This Second Amendment shall not act to release, diminish or in any manner whatsoever, adversely affect the Lender's security interest in, to or against any property of the Borrower created by the Loan Documents, and shall be construed so as to sustain the validity of such security interest. Except as expressly herein provided, the Credit Agreement and this Second Amendment shall be interpreted wherever possible in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Second Amendment shall control.

     4. The Borrower shall pay all costs incidental to this Second Amendment, including, but not limited to, attorneys' fees and other legal and documentation expenses, and any and all other incidental expenses of the Lender in connection with the amendment of the Credit Agreement as provided herein.

     5. This Second Amendment is subject to the Lender receiving contemporaneously with the execution of this Second Amendment, the following, each duly executed, dated the date of this Second Amendment and in form and substance satisfactory to Lender:

          (a) A certified copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Second Amendment; and

          (b) The Replacement Note evidencing the Original Loan and Working Capital Loan.

     6. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same document. This Agreement and all corresponding Loan Documents may be executed by facsimile signatures.

     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed on their behalf all as of the day and year first above written.


                                            NAL ACCEPTANCE CORPORATION


                                       By: /s/ Robert R. Bartolini
                                           ------------------------------------

                                       Printed: Robert R. Bartolini
                                                -------------------------------

                                       Title: Chief Executive Officer
                                              ---------------------------------


                                            CONSECO PRIVATE CAPITAL GROUP, INC.


                                            By: /s/ Rollin M. Dick
                                                -------------------------------

                                            Printed: Rollin M. Dick
                                                     --------------------------

                                            Title: Exec. Vice Pres. & CFO
                                                   ----------------------------

                             REPLACEMENT EXHIBIT "C"
                        FIRST REPLACEMENT PROMISSORY NOTE
                                 (Original Loan)

$5,000,000.00                                             Indianapolis, Indiana
                                                          Date: October 1, 1997


     On or before Maturity, NAL ACCEPTANCE CORPORATION, a Florida corporation (the "Maker"), promises to pay to the order of CONSECO PRIVATE CAPITAL GROUP, INC., an Indiana corporation (the "Payee"), at 11825 Pennsylvania Street, Carmel, Indiana, 46032, the outstanding principal sum of Five Million Dollars ($5,000,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed and outstanding by the Payee under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time until Maturity, as herein provided.

     This Note evidences indebtedness incurred or to be incurred by the Maker under a loan extended to the Maker by the Payee under a Credit Agreement dated June 23, 1997, as amended by that First Amendment to Credit Agreement dated August 21, 1997, and the Second Amendment to Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement") between Maker and Payee, which loan is referred to in the Credit Agreement as the "Original Loan". All capitalized and designated terms in this Note shall have the meanings ascribed to them in the Credit Agreement. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Payee on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters absent manifest error.

     Interest on the unpaid portion of the principal balance of the Loan outstanding from time to time, until maturity, whether by acceleration or otherwise, will accrue at the LIBOR Rate, as provided in the Credit Agreement; provided, however, interest may accrue in certain circumstances at the per annum rate equal to the Base Rate, as provided in the Credit Agreement. After maturity, whether by acceleration or otherwise, interest on the unpaid principal balance of the Loan will accrue at Three Percent (3%) per annum above the otherwise applicable rate.

     Interest on the outstanding balance under this Note will be compounded monthly on the first day of each month commencing with July 1, 1997, and continuing on the first day of each consecutive month thereafter and at Maturity. Accrued interest will be due and payable quarterly commencing on September 30, 1997, and at the end of each fiscal quarter thereafter and at Maturity.

     The entire principal balance of this Note shall be due and payable together with accrued interest at Maturity. Principal may be prepaid only as provided in the Credit Agreement and any such voluntary prepayment shall be applied first to accrued interest and then to principal installments in their inverse order of maturity. Principal shall also be prepaid as provided in Section 2(a)(i)(D) of the Credit Agreement.

     Receipt of a check or other item of payment in itself shall not constitute payment. A payment by check and other item of payment shall, for the purpose of determining the outstanding principal balance and calculating interest, be credited (conditional upon final collection) after allowing one (1) Banking Day for collection. Acceptance by the Payee of any payment which is less than full payment of the amount due and owing or which is not in immediately available funds shall not constitute a waiver of the Payee's right to receive payment in full at such or at any other time in immediately available funds.

     All amounts payable under the terms of this Note shall be payable with attorneys' fees and without notice or protest.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of the Credit Agreement, to which reference is made hereby for, among other things, the definition of certain proper nouns used herein, procedures to determine and requirements for interest and principal payments and prepayments, for a statement of any security for the indebtedness evidenced hereby, procedures for making Advances and for a statement of provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The rights and remedies provided in this Note and the Credit Agreement are cumulative, are in addition to any other right or remedy of Payee, and may be exercised successively, concurrently or alternatively. Failure to exercise any such right or remedy shall not operate as a waiver thereof.

     The Maker and any endorsers or guarantors severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment hereof without notice.

     If more than one party shall execute this Note, the term Maker as used herein shall mean all parties signing this Note and each of them, and all such parties, shall be the jointly and severally obligated and liable hereunder.

     If any payment is not paid when due, or if default occurs under the Credit Agreement or the Loan Documents, after any applicable grace period set forth in the Credit Agreement or the Loan Documents, the holder may, at its option, after the giving of any notice and the lapse of any period of grace afforded to Maker thereunder declare the principal balance of this Note and all accrued interest immediately due and payable, irrespective of the maturity date specified herein, with interest thereon from the date of such default at the default rate specified herein, all without relief from valuation or appraisement laws.

     This Note is made under and will be governed by the laws of the State of Florida.

     The Payee and the Maker, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note, the Credit Agreement, the Loan Documents, or any related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Payee nor the Maker shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Payee or the Maker except by a written instrument executed by both of them.

     This Note supersedes and replaces that certain Promissory Note dated June 23, 1997, from Maker to Payee in the original principal amount of Five Million Dollars ($5,000,000) Notice of acceptance of this Note in replacement thereof is hereby waived.

         IN WITNESS WHEREOF, Maker has executed this Note at __________________, __________________ as of the date first hereinabove written.


                                            NAL ACCEPTANCE CORPORATION


                                            By:
                                                -------------------------------

                                            Printed:
                                                     --------------------------

                                            Title:
                                                   ----------------------------

                            REPLACEMENT EXHIBIT "C-1"
                        FIRST REPLACEMENT PROMISSORY NOTE
                             (Working Capital Loan)


$5,000,000                                                Indianapolis, Indiana
                                                          Date: October 1, 1997


     On or before Maturity, NAL ACCEPTANCE CORPORATION, a Florida corporation (the "Maker"), promises to pay to the order of CONSECO PRIVATE CAPITAL GROUP, INC., an Indiana corporation (the "Payee"), at 11825 Pennsylvania Street, Carmel, Indiana, 46032, the outstanding principal sum of Five Million Dollars ($5,000,000) or so much of the principal amount of the Working Capital Loan represented by this Note as may be disbursed and outstanding by the Payee under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time until Maturity, as herein provided.

     This Note evidences indebtedness incurred or to be incurred by the Maker under a loan extended to the Maker by the Payee under a Credit Agreement dated June 23, 1997, as amended by that certain First Amendment to Credit Agreement dated August 21, 1997, and the Second Amendment to Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement") between Maker and Payee, which loan is referred to in the Credit Agreement as the "Working Capital Loan". All capitalized and designated terms in this Note shall have the meanings ascribed to them in the Credit Agreement. The principal amount of the Working Capital Loan outstanding from time to time shall be determined by reference to the books and records of the Payee on which all Advances under the Working Capital Loan and all payments by the Maker on account of the Working Capital Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters absent manifest error.

     Interest on the unpaid portion of the principal balance of the Working Capital Loan outstanding from time to time, until maturity, whether by acceleration or otherwise, will accrue at the LIBOR Rate, as provided in the Credit Agreement; provided, however, interest may accrue in certain circumstances at the per annum rate equal to the Base Rate, as provided in the Credit Agreement. After maturity, whether by acceleration or otherwise, interest on the unpaid principal balance of the Working Capital Loan will accrue at Three Percent (3%) per annum above the otherwise applicable rate.

     Interest on the outstanding balance under this Note will be compounded monthly on the first day of each month commencing with September 1, 1997, and continuing on the first day of each consecutive month thereafter and upon Maturity. Accrued interest will be due and payable quarterly commencing on September 30, 1997, and at the end of each fiscal quarter, if any, thereafter and upon Maturity.

     The entire principal balance of this Note shall be due and payable together with accrued interest at Maturity.

     Receipt of a check or other item of payment in itself shall not constitute payment. A payment by check and other item of payment shall, for the purpose of determining the outstanding principal balance and calculating interest, be credited (conditional upon final collection) after allowing one (1) Banking Day for collection. Acceptance by the Payee of any payment which is less than full payment of the amount due and owing or which is not in immediately available funds shall not constitute a waiver of the Payee's right to receive payment in full at such or at any other time in immediately available funds.

     All amounts payable under the terms of this Note shall be payable with attorneys' fees and without notice or protest.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of the Credit Agreement, to which reference is made hereby for, among other things, the definition of certain proper nouns used herein, procedures to determine and requirements for interest and principal payments and prepayments, and for a statement of any security for the indebtedness evidenced hereby. The Working Capital Loan evidenced hereby constitutes a portion of the "Loan" as defined in the Credit Agreement, payment of which is secured by the Loan Documents.

     The rights and remedies provided in this Note and the Credit Agreement are cumulative, are in addition to any other right or remedy of Payee, and may be exercised successively, concurrently or alternatively. Failure to exercise any such right or remedy shall not operate as a waiver thereof.

     The Maker and any endorsers or guarantors severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment hereof without notice.

     If more than one party shall execute this Note, the term Maker as used herein shall mean all parties signing this Note and each of them, and all such parties shall be jointly and severally obligated and liable hereunder.

     If any payment is not paid when due, or if default occurs under the Credit Agreement or the Loan Documents occurs and is continuing after any applicable grace period set forth in the Credit Agreement or the Loan Documents, the holder may, at its option, declare the principal balance of this Note and all accrued interest immediately due and payable, with interest thereon from the date of such default at the default rate specified herein, all without relief from valuation or appraisement laws.

     This Note is made under and will be governed by the laws of the State of Florida.

     The Payee and the Maker, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note, the Credit Agreement, the Loan Documents, or any related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Payee nor the Maker shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Payee or the Maker except by a written instrument executed by both of them.

     This Note supersedes and replaces that certain Promissory Note dated August 21, 1997 from Maker to Payee in the original principal amount of Five Million Dollars ($5,000,000). Notice of acceptance of this Note in replacement thereof is hereby waived.

     IN WITNESS WHEREOF, Maker has executed this Note at __________________, __________________ as of the date first hereinabove written.


                                           NAL ACCEPTANCE CORPORATION


                                            By:
                                                -------------------------------

                                            Printed:
                                                     --------------------------

                                            Title:
                                                   ----------------------------


                                       3


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